Exhibit 99.1 NEWS RELEASE Contact: Lauren Dresnick, New Venture Communications Phone Number: 650-740-4034 Email: ldresnick@newventurecom.com

GLOBALSCAPE® CLOUD-BASED MANAGED FILE TRANSFER SOLUTION WINS 2011 GLOBAL EXCELLENCE AWARD FROM INFO SECURITY PRODUCTS GUIDE

SAN ANTONIO, Texas-February 17, 2011-GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, announced today that the Info Security Products Guide has recognized GlobalSCAPE Managed Information Xchange™ (MIX) as the winner of the 2011 Global Excellence Award in the Cloud category. The Info Security Products Guide, a leading information security advisory guide, honored the global award winners for their ground-breaking advancements in information security at an awards gala in San Francisco yesterday. This year's Global Excellence Awards attracted entries from all over the world, and more than 50 judges from a broad spectrum of industries determined the winners.

MIX enables the secure exchange of business-to-business data, including large files and sensitive data, through a fully-managed cloud-based service. This hosted managed file transfer (MFT) service integrates GlobalSCAPE's market-leading Enhanced File Transfer Server® (EFT Server) solution with proven infrastructure from one of the world leaders in the hosting industry. As a tiered service, MIX allows enterprises to outsource all or part of their complex and demanding information exchange needs to reduce costs, increase efficiencies, track and audit transactions, and provide a greater level of security and compliance.

"We are proud to be the distinguished winner of this Global Excellence Award," said Jim Morris, GlobalSCAPE president and CEO. "Being honored for the best cloud solution further validates the strength of our MIX service and advances our position as a global leader in providing secure information exchange solutions."

This award for MIX continues GlobalSCAPE's tradition of solution excellence. EFT Server, the solution on which the MIX service is based, won Network Products Guide's 2010 Product Innovation Award for Managed File Transfer. The Product Innovation Award recognized EFT Server for bringing innovative and essential capabilities to the information technology market.

GlobalSCAPE is discussing the growth of cloud computing and its suite of hosted and managed solutions, including MIX and the newly announced Hosted EFT Server this week at the 2011 RSA Conference (Booth #2159) in San Francisco, February 14 - 18. The annual RSA Conference is the premier information security conference that brings together key players and companies in the information security market.

To learn more about GlobalSCAPE's suite of cloud-based services, including features and benefits of MIX and Hosted EFT Server, please visit the company website.

For more information about GlobalSCAPE and its announcements at the event, please visit the digital pressroom http://www.globalscape.com/pressroom.

About Info Security Products Guide Awards

Info Security Products Guide sponsors leading conferences and expos worldwide and plays a vital role in keeping end-users informed of the choices they can make when it comes to protecting their digital resources. It is written expressly for those who are adamant about staying informed of security threats and the preventive measure they can take. The Info Security Products Guide provides a wealth of information including tomorrow's technology today, best deployment scenarios, people and technologies shaping info security and market research that facilitate in making the most pertinent security decisions. The Info Security Products Guide Awards recognize and honor excellence in all areas of information security. To learn more, visit www.infosecurityproductsguide.com.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global solutions provider that equips organizations to securely exchange sensitive information and files across multiple locations and with customers and partners. Since the release of CuteFTP in 1996, GlobalSCAPE's solutions and services have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. Serving a customer base that spans more than 150 countries and includes the majority of Fortune 100 companies, GlobalSCAPE's primary focus is providing customers with intuitive and efficient managed file transfer (MFT) solutions while also ensuring end-to-end security. For more information, visit www.globalscape.com, subscribe to our Secure Info Exchange blog, or follow us on Twitter.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2009 calendar year, filed with the Securities and Exchange Commission on March 30, 2010.